Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:	8:00 A.M. Eastern Time: July 29, 2013

Penseco Financial Services Corporation Reports Earnings as of June 30, 2013

SCRANTON, PA, July 29, 2013 – Penseco Financial Services Corporation (OTCQB: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended June 30, 2013 of $2,844,000, an increase of $245,000, or 9.4%, to $0.87 per basic and diluted weighted average share, compared with $2,599,000, or $0.79 per basic and diluted weighted average share, from the year ago period. Net interest income decreased $297,000, or 3.7%. Net interest income, after provision for loan and lease losses, decreased $683,000, or 8.6%, during the 2013 period, due to a decrease in interest income of $743,000, or 7.8%, and an increase in the provision for loan and lease losses of $386,000, offset by a decrease in interest expense of $446,000, or 31.7%, from lower funding costs.

The Company reported net income for the six months ended June 30, 2013 of $5,365,000, an increase of $36,000, or 0.7%, to $1.64 per basic and diluted weighted average share, compared with $5,329,000, or $1.63 per basic and diluted weighted average share, from the year ago period. Net interest income decreased $627,000, or 3.9%. Net interest income, after provision for loan and lease losses, decreased $1,121,000, or 7.0%, during the 2013 period, due to a decrease in interest income of $1,521,000, or 7.9%, and an increase in the provision for loan and lease losses of $494,000, offset by a decrease in interest expense of $894,000, or 31.0%, from lower funding costs. The decrease in interest income during the three and six months ended June 30, 2013 was primarily attributable to investment and loan cash flows being reinvested at historically low yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia.

Agreement and Plan of Merger

On June 28, 2013, the Company announced it had entered into a merger agreement with Peoples Financial Services Corp (“Peoples”), pursuant to which the Company will merge with and into Peoples. The merger agreement provides that shareholders of the Company will receive a fixed ratio of 1.3636 shares of Peoples common stock for each outstanding share of the Company’s common stock, subject to adjustment upon the occurrence of certain events described in the merger agreement. Upon closing of the transaction, the Company’s shareholders are expected to own approximately 59% of the common stock in the combined company and Peoples shareholders are expected to own approximately 41%. As of June 30, 2013, Peoples had consolidated total assets, net loans, total deposits, and total shareholders’ equity of $689.0 million, $492.2 million, $596.9 million, and $67.6 million, respectively. Upon completion of the merger, the combined company is expected to have approximately $1.6 billion in assets. The transaction has been unanimously approved by the board of directors of both the Company and Peoples. The transaction is subject to the receipt of shareholder approval from the shareholders of both the Company and Peoples, regulatory approvals and other customary closing conditions, and is expected to be completed in the fourth quarter of 2013.

The Company believes that the successful completion of the merger will present an opportunity to generate greater earnings per share for Penseco shareholders and will better position the company for future growth than the Company could achieve by remaining independent. We expect the merger will create a larger, more profitable company that can better serve the consumer and business segments that we target in our footprint. For more information relating to the merger, please see the discussion under the heading “Additional Information About The Transaction and Where to Find It” on p. 6 of this press release.

Non-Interest Income

Total non-interest income increased $435,000, or 16.6%, to $3,057,000 for the three months ended June 30, 2013, compared with $2,622,000 for the corresponding period in 2012. This increase was primarily attributable to an increase of $323,000 in other operating income due mostly to a one-time bank-owned life insurance death benefit of $468,000, an increase of $62,000 in trust department income, and an increase of $44,000 in other fee income, offset by a $45,000 decrease in net realized gains on securities.

Total non-interest income increased $367,000, or 6.7%, to $5,883,000 for the six months ended June 30, 2013, compared with $5,516,000 for the corresponding period in 2012. This increase was primarily attributable to an increase of $308,000 in other operating income due mostly to a one-time bank-owned life insurance death benefit of $468,000, an increase of $91,000 in trust department income and a $49,000 increase in brokerage fee income, offset by a $149,000 decrease in merchant transaction income.

Non-Interest Expenses

Total non-interest expenses decreased $405,000, or 5.6%, to $6,856,000 for the three months ended June 30, 2013 compared with $7,261,000 for the corresponding period in 2012. This decrease was attributable to a $270,000 decrease in other operating expenses resulting from, among other things, a $55,000 reduction in Pennsylvania shares tax expense and a $109,000 decrease in FDIC insurance assessments from the refund of the pre-paid FDIC insurance assessment.

Total non-interest expenses decreased $620,000, or 4.2%, to $13,981,000 for the six months ended June 30, 2013 compared with $14,601,000 for the corresponding period in 2012. This decrease was attributable to a $129,000 decrease in salaries and employee benefits due to lower compensation expenses. Merchant transaction expenses decreased $120,000, due to lower volume. FDIC insurance assessments decreased $101,000 from the refund of the pre-paid FDIC insurance assessment. Also, other operating expenses decreased $220,000, resulting mostly from a $167,000 reduction in Pennsylvania shares tax expense and reduced legal and professional fees.

Asset Quality

The Company maintains an allowance for loan and lease losses which reflects management’s estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.18% and 1.09% as of June 30, 2013 and 2012, respectively, and 1.11% as of December 31, 2012.

Non-accrual loans equaled $2,593,000, or 0.40% of outstanding loans, at June 30, 2013, representing an increase of $313,000, or 13.7%, from $2,280,000 in non-accrual loans, or 0.37% of outstanding loans, at December 31, 2012. There were no commitments to lend additional funds to borrowers whose loans were in non-accrual status at June 30, 2013. The majority of the increase in non-performing loans year over year was centered in residential real estate. At June 30, 2012 there were 21 residential borrowers representing $1,386,000 in the non-performing category. At June 30, 2013 there were 29 residential borrowers representing $1,902,000 in the non-performing category.

Net loan charge-offs amounted to $198,000, or 0.03%, of average outstanding loans for the six months ended June 30, 2013, compared to $79,000, or 0.01%, of average outstanding loans outstanding for the six months ended June 30, 2012.

The Company continues to proactively evaluate probable loan and lease losses and address delinquent loans by, among other things, obtaining current appraisals of collateral, increasing communication with borrowers and placing loans on non-accrual status when collection is in doubt and the loan is moving toward foreclosure or liquidation of collateral.

Income Tax Expense

Applicable income taxes decreased $88,000, or 12.2%, and $170,000, or 11.0%, primarily due to lower taxable income for the three months and six months ended June 30, 2013, respectively.

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates thirteen offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTC Bulletin Board, under the symbol, “PFNS”.

Forward-Looking Statements

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Penseco Financial Services Corporation, Penn Security Bank & Trust Company or its subsidiaries (collectively, the “Company” or “we”), as well as those of Peoples Financial Services Corp., Peoples Neighborhood Bank, and its subsidiaries (collectively, “Peoples”), that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, the Company and Peoples claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company and Peoples caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s and Peoples’ operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) from time to time.

In addition to these risks, acquisitions and business combinations—such as the business combination currently proposed between the Company and Peoples—present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to the Company or Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company and Peoples assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission:

Additional Information About The Transaction and Where to Find It

Peoples Financial Services Corporation will be filing a registration statement, which will include a joint proxy statement/prospectus of Penseco Financial Services Corporation and Peoples Financial Services Corp., and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website, http://www.sec.gov/. In addition, documents filed with the SEC by Penseco Financial Services Corporation will be available free of charge by written request to Mr. Patrick Scanlon, Senior Vice President, Finance Division Head, Penn Security Bank & Trust Company, 150 North Washington Avenue, Scranton, Pennsylvania 18503 or oral request to Mr. Scanlon at (570) 346-7741, extension 2316. Documents filed with the SEC by Peoples Financial Services Corporation will be available free of charge by written request to Scott A. Seasock, Senior Vice President & Chief Financial Officer, 82 Franklin Avenue, Hallstead, PA 18822 or oral request to Scott A. Seasock at (570) 879-6110.

Participants in The Transaction

The directors, executive officers, and certain other members of management and employees of Penseco Financial Services Corporation and Peoples Financial Services Corp. are participants in the solicitation of proxies in favor of the merger from the shareholders of each of the Company and Peoples. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K filed on March 14, 2013 for the year ended December 31, 2012 (including the definitive proxy statement filed on April 1, 2013 and incorporated by reference therein). Additional information regarding the directors and executive officers of the Company and Peoples, and the interests of such participants, will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

This document is not an offer to sell shares of Peoples’ securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

	June 30, 2013	June 30, 2012	Inc / (Dec) $	% Change
	Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.22%	1.13%		7.96%
Return on Average Equity	8.48%	8.01%		5.87%
Net Interest Margin (1)	3.87%	4.08%		–5.15%
Efficiency Ratio (2)	63.29%	67.89%		–6.78%

	Six Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.16%	1.15%		0.87%
Return on Average Equity	8.01%	8.24%		–2.79%
Net Interest Margin (1)	3.92%	4.09%		–4.16%
Efficiency Ratio (2)	64.98%	67.05%		–3.09%
STOCKHOLDERS’ VALUE
Net Income	$5,365	$5,329	$36	0.68%
Earnings per share - Basic	1.64	1.63	0.01	0.61%
Earnings per share - Diluted	1.64	1.63	0.01	0.61%
Dividends Per Share	0.84	0.84	—	—
Book Value Per Share	40.56	39.79	0.77	1.94%
Market Value Per Share	41.50	37.50	4.00	10.67%
Market Value/Book Value	102.32%	94.24%		8.57%
Price Earnings Multiple	12.65x	11.50x		10.00%
Dividend Payout Ratio	51.22%	51.53%		–0.60%
Dividend Yield	4.05%	4.48%		–9.60%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	14.45%	14.26%		1.33%
Total Capital/Risk Weighted Assets	17.78%	17.04%		4.34%
Tier 1 Capital/Risk Weighted Assets	16.56%	15.92%		4.02%
Tier 1 Capital/Average Assets	11.66%	11.23%		3.83%
Non-performing Assets/Total Assets	0.39%	0.30%		30.00%
Non-performing Loans to period end Loans	0.40%	0.31%		29.03%
Allowance for loan and lease losses to period end loans	1.18%	1.09%		8.26%
BALANCE SHEET HIGHLIGHTS
Total Assets	$919,669	$914,393	$5,276	0.58%
Total Investments	172,218	184,886	(12,668)	–6.85%
Net Loans	634,801	632,032	2,769	0.44%
Allowance for Loan and Lease Losses	7,552	6,938	614	8.85%
Total Deposits	733,134	712,400	20,734	2.91%
Stockholders’ Equity	132,885	130,367	2,518	1.93%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest earning assets. In order to make pre-tax income on tax-exempt investments and loans comparable to taxable investments and loans, a tax equivalent adjustment, based on a 34% tax rate, is made to interest income. This adjustment increased interest income by $541 and $579 for the three months ended June 30, 2013 and 2012, respectively and by $1,072 and $1,169 for the six months ended June 30, 2013 and 2012, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.
(2)	The efficiency ratio is equal to non-interest expenses divided by the sum of net interest income and non-interest income.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	June 30, 2013	June 30, 2012
ASSETS

Cash and due from banks	$14,199	$11,236
Interest bearing balances with banks	22,561	8,805
Federal funds sold	—	—

Cash and Cash Equivalents	36,760	20,041
Investment securities:
Available-for-sale, at fair value	152,511	165,277
Held-to-maturity (fair value of $19,537 and $20,734, respectively)	19,707	19,609

Total Investment Securities	172,218	184,886
Loans, net of unearned income	642,353	638,970
Less: Allowance for loan and lease losses	7,552	6,938

Loans, Net	634,801	632,032

Bank premises and equipment	14,960	14,423
Other real estate owned	949	726
Accrued interest receivable	3,004	3,093
Goodwill	26,398	26,398
Bank-owned life insurance	17,855	17,361
Federal Home Loan Bank stock	3,132	5,268
Other assets	9,592	10,165

Total Assets	$919,669	$914,393

LIABILITIES

Deposits:
Non-interest bearing	$146,583	$139,183
Interest bearing	586,551	573,217

Total Deposits	733,134	712,400
Other borrowed funds:
Securities sold under agreements to repurchase	8,188	10,488
Short-term borrowings	—	—
Long-term borrowings	35,633	51,792
Accrued interest payable	466	756
Other liabilities	9,363	8,590

Total Liabilities	786,784	784,026

STOCKHOLDERS’ EQUITY

Common stock; $ .01 par value, 15,000,000 shares authorized, 3,276,079 shares issued and outstanding	33	33
Surplus	48,938	48,875
Retained earnings	86,412	81,290
Accumulated other comprehensive income	(2,498)	169

Total Stockholders’ Equity	132,885	130,367

Total Liabilities and Stockholders’ Equity	$919,669	$914,393

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans and leases	$7,633	$8,179	$15,420	$16,466
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	414	615	853	1,254
States & political subdivisions	646	667	1,269	1,382
Other securities	16	13	35	29
Interest on Federal funds sold	—	—	—	—
Interest on balances with banks	28	6	50	17

Total Interest Income	8,737	9,480	17,627	19,148

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	259	300	524	612
Interest on other deposits	391	614	797	1,258
Interest on other borrowed funds	311	493	673	1,018

Total Interest Expense	961	1,407	1,994	2,888

Net Interest Income	7,776	8,073	15,633	16,260
Provision for loan and lease losses	500	114	800	306

Net Interest Income After Provision for Loan and Lease Losses	7,276	7,959	14,833	15,954

NON-INTEREST INCOME
Trust department income	403	341	794	703
Service charges on deposit accounts	487	468	954	927
Merchant transaction income	918	891	1,949	2,098
Brokerage fee income	100	84	190	141
Other fee income	505	461	906	864
Bank-owned life insurance income	120	131	239	249
Other operating income	500	177	726	418
Impairment losses on investment securities	—	—	—	—
Realized gains (losses) on securities, net	24	69	125	116

Total Non-Interest Income	3,057	2,622	5,883	5,516

NON-INTEREST EXPENSES
Salaries and employee benefits	3,492	3,490	7,075	7,204
Premises and equipment	701	715	1,502	1,552
Merchant transaction expenses	582	596	1,207	1,327
FDIC insurance assessments	11	120	129	230
Other operating expenses	2,070	2,340	4,068	4,288

Total Non-Interest Expenses	6,856	7,261	13,981	14,601

Income before income taxes	3,477	3,320	6,735	6,869
Applicable income taxes	633	721	1,370	1,540

Net Income	$2,844	$2,599	$5,365	$5,329

Weighted average shares outstanding - Basic	3,276,079	3,276,079	3,276,079	3,276,079
Weighted average shares outstanding - Diluted	3,277,729	3,276,122	3,277,516	3,276,100
Earnings per Common Share - Basic	$0.87	$0.79	$1.64	$1.63
Earnings per Common Share - Diluted	$0.87	$0.79	$1.64	$1.63
Cash Dividends Declared Per Common Share	$0.42	$0.42	$0.84	$0.84

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(in thousands)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
Net Income	$2,844	$2,599

Other comprehensive income, net of tax:
Unrealized (losses) gains on securities:
Unrealized holding (losses) gains arising during the period	(1,811)	415
Less: reclassification adjustment for gains (losses) included in net income	16	40

Other comprehensive income	(1,827)	375

Comprehensive Income	$1,017	$2,974

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net Income	$5,365	$5,329

Other comprehensive income, net of tax:
Unrealized (losses) gains on securities:
Unrealized holding (losses) gains arising during the period	(2,125)	518
Less: reclassification adjustment for gains (losses) included in net income	83	71

Other comprehensive income	(2,208)	447

Comprehensive Income	$3,157	$5,776

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED JUNE 30, 2013 AND 2012

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, March 31, 2012	$33	$48,865	$80,067	$(206)	$128,759

Stock-based compensation		10			10

Net income	—	—	2,599	—	2,599

Other comprehensive income				375	375

Cash dividends declared ($0.42 per share)	—	—	(1,376)	—	(1,376)

Balance, June 30, 2012	$33	$48,875	$81,290	$169	$130,367

Balance, March 31, 2013	$33	$48,920	$84,943	$(671)	$133,225

Stock-based compensation		18			18

Net income	—	—	2,844	—	2,844

Other comprehensive income				(1,827)	(1,827)

Cash dividends declared ($0.42 per share)	—	—	(1,375)	—	(1,375)

Balance, June 30, 2013	$33	$48,938	$86,412	$(2,498)	$132,885

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2011	$33	$48,865	$78,713	$(278)	$127,333

Stock-based compensation	—	10	—	—	10

Net income	—	—	5,329	—	5,329

Other comprehensive income	—	—	—	447	447

Cash dividends declared ($0.84 per share)	—	—	(2,752)	—	(2,752)

Balance, June 30, 2012	$33	$48,875	$81,290	$169	$130,367

Balance, December 31, 2012	$33	$48,905	$83,798	$(290)	$132,446

Stock-based compensation	—	33	—	—	33

Net income	—	—	5,365	—	5,365

Other comprehensive income	—	—	—	(2,208)	(2,208)

Cash dividends declared ($0.84 per share)	—	—	(2,751)	—	(2,751)

Balance, June 30, 2013	$33	$48,938	$86,412	$(2,498)	$132,885

Reconciliation of Non-GAAP Financial Measures

Tangible Assets and Equity

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the Merger, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	June 30, 2013		June 30, 2012
Tangible Assets
Total Assets		$919,669		$914,393
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	719		967

		27,117		27,365

Tangible Assets		$892,552		$887,028

Tangible Equity
Total Equity		$132,885		$130,367
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	719		967

		27,117		27,365

Tangible Equity		$105,768		$103,002

Tangible Equity / Tangible Assets		11.85%		11.61%

Tangible Book Value Per Share		$32.29		$31.44

Market Value / Tangible Book Value		128.52%		119.27%